Exhibit 99.21

Excerpts from "Budget Speech 2020-2021", March 10, 2020

TABLE 1

Québec government
Summary of budgetary transactions
Preliminary results for 2019-2020
(millions of dollars)

2019-2020
REVENUE
Own-source revenue	92 846
Federal transfers	25 097
Total	117 943
EXPENDITURE
Portfolio expenditures	-104 962
Debt service	-7 845
Total	-112 807
Estimated losses on the CSeries investment	-603
SURPLUS	4 533
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	-2 633
BUDGETARY BALANCE(1)	1 900

(1) Balance within the meaning of the Balanced Budget Act.

Your Future,
Your Budget	35

TABLE 2

Québec government
Summary of budgetary transactions
Forecasts for 2020-2021
(millions of dollars)

2020-2021
REVENUE
Own-source revenue	95 603
Federal transfers	25 692
Total	121 295
EXPENDITURE
Portfolio expenditures	-110 300
Debt service	-8 266
Total	-118 566
SURPLUS	2 729
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	-2 729
BUDGETARY BALANCE(1)	-

(1) Balance within the meaning of the Balanced Budget Act.

Budget Speech
36	2020-2021

TABLE 3

Québec government
Revenue
Forecasts for 2020-2021
(millions of dollars)

2020-2021
OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	35 435
Contributions for health services	6 896
Corporate taxes	8 530
School property tax	1 349
52 210
Consumption taxes
Sales taxes(1),(2)	19 019
Fuel	2 308
Tobacco products	943
Alcoholic beverages(3)	643
Cannabis(4)	48
22 961
Revenue from government enterprises
Hydro-Québec	2 275
Loto-Québec	1 372
Société des alcools du Québec	1 222
Investissement Québec	131
Société québécoise du cannabis	50
Other	-236
4 814
Duties and permits	4 643
Miscellaneous revenue	10 975
TOTAL OWN-SOURCE REVENUE	95 603

FEDERAL TRANSFERS
Equalization	13 253
Health transfers	6 768
Transfers for post-secondary education and other social programs	1 581
Other programs	4 090
TOTAL FEDERAL TRANSFERS	25 692
TOTAL REVENUE	121 295

(1) Sales taxes, within the meaning of the Public Accounts, include the QST, the tax on insurance premiums, the tax on lodging and the specific tax on new tires.

(2) For presentation purposes, revenue from pari-mutuel is included in sales taxes.

(3) Revenue from the specific tax on alcoholic beverages includes the annual amount of $500 million dedicated to the Generations Fund.

(4) Québec's component of the excise duty on the sale of cannabis.

Your Future,
Your Budget	37

TABLE 4

Québec government
Expenditure
Forecasts for 2020-2021
(millions of dollars)

2020-2021
PORTFOLIO EXPENDITURES
Program spending of the General Fund(1)	86 191
Other expenditure(2)	24 109
Total	110 300
DEBT SERVICE
General Fund	5 859
Other sectors(2)	2 407
Total	8 266
TOTAL EXPENDITURE	118 566

(1) Program spending includes transfers intended for consolidated entities.

(2) The other expenditure and the debt service of other sectors include consolidation adjustments.

Budget Speech
38	2020-2021

TABLE 5

Québec government
Expenditure
Forecasts for 2020-2021
(millions of dollars)

2020-2021
PORTFOLIO EXPENDITURES
Affaires municipales et Habitation	3 078
Agriculture, Pêcheries et Alimentation	1 066
Conseil du trésor et Administration gouvernementale	2 858
Conseil exécutif	533
Culture et Communications	1 444
Économie et Innovation	2 759
Éducation et Enseignement supérieur	25 734
Énergie et Ressources naturelles	748
Environnement et Lutte contre les changements climatiques	1 646
Famille	6 936
Finances	3 434
Forêts, Faune et Parcs	1 074
Immigration, Francisation et Intégration	581
Justice	1 274
National Assembly	138
Persons Appointed by the National Assembly	110
Relations internationales et Francophonie	132
Santé et Services sociaux	47 760
Sécurité publique	2 122
Tourisme	399
Transports	5 370
Travail, Emploi et Solidarité sociale	5 304
Inter-portfolio eliminations(1)	-4 200
Total	110 300
DEBT SERVICE	8 266
TOTAL EXPENDITURE	118 566

Note: Totals may not add due to rounding.

(1) Inter-portfolio eliminations result mainly from the elimination of reciprocal transactions between entities in different portfolios.

Your Future,
Your Budget	39

TABLE 6

Québec government
Non-budgetary transactions
Forecasts for 2020-2021
(millions of dollars)

2020-2021
INVESTMENTS, LOANS AND ADVANCES	-2 737
CAPITAL EXPENDITURES
Investments	-8 070
Amortization	4 374
Less: PPP investments	230
Total	-3 466
RETIREMENT PLANS AND OTHER EMPLOYEE FUTURE BENEFITS	3 383
OTHER ACCOUNTS	-932
TOTAL NON-BUDGETARY TRANSACTIONS	-3 752

Note: A negative entry indicates a financial requirement and a positive entry, a source of financing.

Budget Speech
40	2020-2021